UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2009

NATURAL BLUE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12493	13-3134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

146 West Plant Street, Suite 300, Winter Garden, Florida 34787
(Address of principal executive offices) (zip code)

866-739-3945
(Registrant’s telephone number, including area code)

2150 South 1300 East, Suite 500, Salt Lake City, Utah 84106
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Changes Made In This Filing

This filing amends the Form 8-K/A filed on February 5, 2010, to correct the disclosure in Item 3.02 thereof regarding the number of shares of Natural Blue Resources, Inc. common stock issued to Blue Earth Solutions, Inc. The correct number of shares is 500,000.

Item 2.01  Completion of Disposition.

On July 1, 2009, Natural Blue Resources, Inc., a Delaware corporation formerly known as Datameg Corp. (the “Company”), closed its previously announced sale of its wholly-owned subsidiary, American Marketing & Sales, Inc., a Massachusetts corporation (“AMS”) to Blue Earth Solutions, a Nevada corporation (“Blue Earth”), pursuant to that certain Stock Purchase Agreement dated March 18, 2009, among the Company, AMS and Blue Earth.  The Company erroneously reported in its Form 8-K filed with the Securities and Exchange Commission on July 1, 2009, that the sale of AMS occurred on June 30, 2009.

At the closing of the sale of AMS, in accordance with the terms of the Stock Purchase Agreement, the Company conveyed to Blue Earth all of the outstanding stock of AMS in consideration of the issuance of one million shares of Blue Earth common stock.  Additionally, the Company assigned to Blue Earth and Blue Earth assumed a certain purchase money promissory note in the principal amount of $4,000,000 (the “Note”) made by the Company in favor of the prior shareholders of AMS (the “Principal Shareholders”) in connection with the previous sale of AMS to the Company in December 2007.  The Note was secured by all of the assets of AMS.  In consideration for Blue Earth’s assumption of the Note, the Company issued to Blue Earth 500,000 shares of the Company’s common stock (adjusted for the 1 for 100 reverse stock split effected by the Company on July 24, 2009).  As of June 30, 2009, the principal and interest due on the Note was approximately $5,400,000.

In connection with the sale of AMS by the Principal Shareholders to the Company in December 2007, the Company deposited into escrow 15 million shares of the Company’s common stock.  In consideration for the consent of the Principal Shareholders to the Company’s assignment of the Note and a complete release by the Principal Shareholders of the Company and its officers and directors of all liability under Note and otherwise, the Company delivered to the Principal Shareholders the 15 million shares of the Company’s common stock previously held in escrow.

The Company’s stockholders approved the sale of AMS by written consent on June 18, 2009.

Item 3.02  Unregistered Sales of Equity Securities

In connection with the stock purchase transaction which was closed on July 1, 2009, as described in Item 2.01 above, the Company issued to Blue Earth 500,000 shares of the Company’s common stock.  The issuance by the Company of such shares of common stock was exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereof, and Rule 506 of Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL BLUE RESOURCES, INC.

Date: February 11, 2010	By:	/s/ Toney Anaya
Toney Anaya
Chief Executive Officer